                                                                    EXHIBIT 15.1


       [LETTERHEAD OF JUDD, THOMAS, SMITH & COMPANY, P.C. APPEARS HERE]


                    INDEPENDENT ACCOUNTANTS' ACKNOWLEDGMENT



We acknowledge and consent to the use in the Registration Statement on Form S-4 of which this Exhibit 15.1 is a part, of our Compilation Report dated September 19, 1997 relating to the consolidated balance sheets of Southlake Bancshares, Inc., as of June 30, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six months then ended and the consolidated statements of income for the three months ended June 30, 1997 and 1996.




/s/JUDD, THOMAS, SMITH & COMPANY, P.C.
-----------------------------------
JUDD, THOMAS, SMITH & COMPANY, P.C.



October 21, 1997